Exhibit 10.1.3
AMENDMENT NO. 2
TO
HELIOS & MATHESON NORTH AMERICA INC.
AMENDED AND RESTATED 1997 STOCK OPTION AND AWARD PLAN
     THIS AMENDMENT NO. 2 is made by Helios and Matheson North America Inc., a New York corporation (the “Company”).
WITNESSETH
     WHEREAS, the Company adopted The A Consulting Team, Inc. Amended and Restated 1997 Stock Option and Award Plan (the “Plan”);
     WHEREAS, the Company, subsequent to the adoption of the Plan, has changed its name to Helios & Matheson North America Inc.;
     WHEREAS, the Plan grants to each new non-employee director who first becomes a non-employee director after the effective date of the Plan, an option to purchase 250 shares of the Company’s common stock (the “Shares”) under Section 9.1.1;
     WHEREAS, the Plan grants each non-employee director who was re-elected as a non-employee director of the Company, an option to purchase 250 Shares upon re-election under Section 9.1.2;
     WHEREAS, the Company desires to change the name of the Plan to reflect the name change of the Company and wants to remove such options granted to non-employee directors and make any conforming changes that it deems are necessary as result of such removals;
     NOW, THEREFORE, pursuant to the rights reserved under Section 11.1 of the Plan, the Company hereby amends the Plan as follows:
1.	The name of the Plan shall be amended to read as follows: “Helios & Matheson North America Inc. Amended and Restated 1997 Stock Option and Award Plan.”

2.	Section 9.1.1 shall be removed from the Plan in its entirety.

3.	Section 9.1.2 shall be removed from the Plan in its entirety.

4.	Section 9.1.3 shall be amended to read as follows:

Exhibit 10.1.3
“Discretionary Options. The Board, in its sole discretion, may grant Nonqualified Stock Options to purchase up to 5,000 Shares per calendar year to each Non-employee Director.”

5.	Sections 9.1.3 and 9.1.4 shall be re-designated Sections 9.1.1 and 9.1.2 respectively.

6.	Except as set forth herein, the Plan shall remain unmodified.
     IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by a duly authorized officer as of the 28th day of March 2007.

Helios & Matheson North America Inc.
/s/ Salvatore M. Quadrino
Name:	Salvatore M. Quadrino
Title:	Chief Financial Officer